                                  [LOGO] CHASE


                           GRID TIME PROMISSORY NOTE

                                                              New York, New York
                                                                  August 2, 1999


         For value received, Girgenti, Hughes, Butler & McDowell, Inc. (the "undersigned" or the "Borrower") unconditionally (and if more than one, jointly and severally) promises to pay to the order of THE CHASE MANHATTAN BANK ("Chase" or "Bank"), at its office located at 52 Broadway, 6th Floor, New York, New York 10004, or to such other address as Chase may notify the undersigned, the sum of Five Million and No/100 Dollars ($5,000,000.00) or such unpaid principal amount of each Loan made to the undersigned by Chase and outstanding under this Note, on the maturity date(s) as shown on the attached schedule or any continuation of the schedule.

         This Note includes any Schedule or Rider attached hereto.

         Definitions. As used in this Note:

         "Banking Day" means any day on which commercial banks are not authorized or required to close in New York and whenever such day relates to a LIBOR Based Rate Loan or notice with respect to any LIBOR Based Rate Loan, a day on which dealings in U.S. dollar deposits are also carried out in the London interbank market.

         "Interest Period" means, with respect to LIBOR Based Rate Loans, the period as the Bank may offer and as the Borrower may select, commencing on the date of the Loan and ending on the numerically corresponding day in the first, second, third, sixth or twelfth calendar month thereafter, as Borrower may select, provided that each such Interest Period which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month. In no event shall an Interest Period have a duration of less than one month or exceed any applicable Maturity Date contained in the Note. Notwithstanding the foregoing, each Interest Period which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day.

         "LIBOR Rate" means, with respect to any Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by Chase from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBOR Rate" with respect to such Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Chase in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Banking Days prior to the commencement of such Interest Period.

         "LIBOR Based Rate" means the LIBOR Rate plus the percentage referenced below.

         "Loans" means the Loans made under this Note.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower taken as a whole, (b) the ability of the Borrower to perform any of its obligations under this Note or (c) the rights of or benefits available to Chase under this Note.

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         "Prepayment Date" means the date on which a Loan is prepaid prior to the end of an Interest Period.

         "Prime Rate Loan" means a Loan when and to the extent that the interest rate therefor is determined by reference to the Prime Rate.

         Maturity Date(s). Each Loan shall mature on the last day of the Interest Period therefor, as noted on the Interest Period column on the attached schedule. As to a Prime Rate Loan, if no Interest Period is noted, then such Loan is payable on the Maturity Date. In any event, all such Loans shall mature on June 30, 2000 (the "Maturity Date"), if outstanding on such date.

         Interest. The undersigned promises to pay interest on the unpaid balance of the principal amount of the Loan from and including the date of the Loan to but excluding the date the Loan shall be paid in full at the following applicable rates:

         Prime Rate:           On a Loan for which the Prime Rate option has
                               been selected, a rate of interest per year which shall automatically increase or decrease from time to time so that at all times such rate shall remain equal to that rate of interest from time to time announced by Chase at its head office as its prime commercial lending rate (the "Prime
                               Rate"). Changes in the rate of interest hereunder shall be effective as of and for the entire day on which such change in the Prime Rate becomes effective.

            OR

         LIBOR Based Rate:     On a Loan for which the LIBOR Rate option has
                               been selected, a rate of interest per year for each Interest Period for each Loan under the Note equal to the sum of the LIBOR Rate plus one hundred seventy-five basis points (1.75%). The
                               Borrower shall advise the Bank of its request to have a LIBOR Based Rate quoted at least three
                               Banking Days prior to the commencement of the requested Interest Period. Unless three Banking
                               Days prior to the expiration of an Interest
                               Period, the Borrower requests and the Bank quotes a new LIBOR Based Rate for a subsequent Interest
                               Period on an existing LIBOR Based Rate Loan, such
                               LIBOR Based Rate Loan shall automatically convert to a Prime Rate Loan on the day immediately following the last day of the current Interest
                               Period. The Borrower acknowledges that Chase's ability to quote a LIBOR Based Rate is dependent on factors not wholly within Chase's control and no liability or damages shall accrue as a result of Chase's inability to quote a LIBOR Rate for any reason or no reason whatsoever.

         Interest shall be payable on the first day of each month, in respect of the corresponding principal. Interest shall be calculated on the basis of a year of 360 days and payable for the actual number of days elapsed.

         Borrower may renew or convert the interest rate option selected for a Loan; provided that:

         (a) Borrower shall give notice of each conversion or renewal as provided in the CERTAIN NOTICES provision of this Note;

         (b) in the event that the LIBOR Based Rate is suspended or otherwise not available as set forth in the Increased Cost, Limitation on Types of Interest Rates and Change in Legality provisions of this Note, the Borrower shall pay to Bank interest on the unpaid principal amount of each Loan at the Prime Rate or the Money Market Rate Option.

         After the occurrence of an Event of Default set forth below, Chase, at its option, by written notice to the undersigned may increase the interest rate on this Note by an additional four percent (4%) per year effective on the date of such notice.


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         Prepayments. If the Borrower shall prepay any Loan in whole or in part, under the Note (whether by voluntary payment, acceleration or otherwise) which bears interest at the LIBOR Based Rate prior to the end of the corresponding Interest Period, such prepayment shall be accompanied by a prepayment premium equal to the amount, if any, by which:

         (a) the product of the LIBOR Based Rate on the Loan multiplied by the principal amount of the Loan being prepaid multiplied by a fraction, the numerator of which is the remaining days in the applicable Interest Period for such Loan and the denominator of which is 360; exceeds

         (b) the product of the LIBOR Rate in effect on the Prepayment Date multiplied by the principal amount of the Loan being prepaid multiplied by a fraction, the numerator of which is the remaining days in the applicable Interest Period for such Loan and the denominator of which is 360.

         Anything to the contrary notwithstanding, no prepayment premium will be payable upon the prepayment of the Loan if, on the Prepayment Date, (b) exceeds
(a).

         Payments. All payments under this Note shall be made in lawful money of the United States of America and in immediately available funds at Chase's office specified above. Chase may (but shall not be obligated to) debit the amount of any payment (principal or interest) under this Note when due to any deposit account of (any of) the undersigned with Chase. Chase may apply any money received or collected for payment of this Note to the principal of, interest on or any other amount payable under, this Note in any order that Chase may elect.

         Whenever any payment to be made hereunder (including principal and interest) shall be stated to be due on a day on which Chase's head office is not open for business, that payment will be due on the next following banking day, and any extension of time shall in each case be included in the computation of interest payable on this Note.

         If any payment (principal or interest) shall not be paid when due other than a payment of the entire principal balance of the Note due upon demand, the undersigned shall pay a late payment charge equal to five percent (5%) of the amount of such delinquent payment, provided that the amount of such late payment charge shall be not less than $25 nor more than $500.

         All partial prepayments shall be applied to the reduction and payment of principal in the inverse order of maturity.

         Certain Notices. Notice by Borrower to Bank of each Loan request, and to convert or renew the interest rate for a Loan, shall be irrevocable and shall be effective on that Banking Day as provided herein only if received by Bank not later than 11:00 a.m. New York time. In all cases of a request for a new Loan, renewal of a LIBOR Based Rate Loan, conversion of a Loan to a LIBOR Based Rate Loan, or conversion of a Loan from a LIBOR Based Rate Loan to a Prime Rate Loan, such notice shall be given at least three (3) Banking Days prior to the date the Loan would be made, converted or renewed.

         In the event Borrower is obtaining a Loan, the notice shall specify the date on which the Loan is to be obtained (which shall be a Banking Day), the amount of the Loan and the Interest Period therefor. In the event Borrower is requesting renewal of a LIBOR Based Rate Loan, each notice shall specify the Loan for which the interest rate option is to be renewed, the date of the renewal (which shall be a Banking Day) and the interest rate option requested, and the Interest Period therefor (if applicable). In the event Borrower is converting to a LIBOR Based Rate Loan, the notice shall specify the Loan for which the interest rate option is to be converted, the date of the conversion (which shall be a Banking Day) and the Interest Period therefor.

         Increased Cost. If at any time after the date hereof, the Board of Governors of the Federal Reserve System or any political subdivision of the United States of America or any other government, governmental agency or central bank shall impose or modify any reserve or capital requirement on or in respect of Loans made


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by or deposits with the Bank or shall impose on the Bank or the Eurodollar market any other conditions affecting LIBOR Based Rate Loans, and the result of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on) the Bank of making or maintaining any LIBOR Based Rate Loans or to reduce the amount of any sum receivable by the Bank in respect thereof, by an amount deemed by the Bank to be material, then, within 30 days after notice and demand by the Bank, the undersigned shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction. Any such obligation by the undersigned to the Bank shall not be due and owing until the Bank has delivered written notice to the undersigned. Failure by the Bank to provide such notice shall not be deemed a waiver of any of its rights hereunder. A certificate of the Bank claiming compensation hereunder and setting forth the additional amounts to be paid to it hereunder and the method by which such amounts were calculated shall be conclusive in the absence of manifest error.

         Indemnity. The undersigned shall indemnify the Bank against any loss or expense which the Bank may sustain or incur as a consequence of the occurrence of any Event of Default or any loss or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain any LIBOR Based Rate Loans or any part thereof which the Bank may sustain or incur as a consequence of any default in payment of the principal amount of the Loan or any part thereof or interest accrued thereon. The Bank shall provide to the undersigned a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

         Limitation on Types of Interest Rates. Anything herein to the contrary notwithstanding, if Bank determines (which determination shall be conclusive) that the relevant rates of interest which are the basis of the LIBOR Rate do not adequately cover the cost to Bank of making or maintaining the LIBOR Based Rate Loans, then Bank shall give Borrower prompt notice thereof, and so long as such condition remains in effect, Bank shall be under no obligation to make such Loans and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected type, pay such Loans in accordance with this Note.

         Change In Legality

         (a) Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any LIBOR Based Rate Loan to give effect to its obligations as contemplated hereby with respect to any LIBOR Based Rate Loan, then, by written notice to the Undersigned by the Bank, the Bank may require that all outstanding LIBOR Based Rate Loans made hereunder be converted to Prime Rate Loans, whereupon all such LIBOR Based Rate Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

         (b) For purposes of this Section, a notice to the undersigned by the Bank pursuant to paragraph (a) above shall be effective, if lawful and if any LIBOR Based Rate Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the undersigned.

         Survival. The undertakings of the Borrower under the LIBOR Based Rate provisions of this Note (including without limitation, Increased Cost, Indemnity Limitation on Types of Interest Rates and Changes in Legality) shall survive repayment of the Loans.

         Authorizations. The undersigned hereby authorizes Chase to make Loans and disburse the proceeds thereof to the account listed below and to make repayments of such Loans by debiting such account upon oral, telephonic or telecopied instructions made by any person purporting to be an officer or agent of the undersigned who is empowered to make such requests and give such instructions. The minimum amount of each LIBOR Based Rate Loan shall be $500,000. The minimum amount of each Prime Rate Loan shall be $100,000. The undersigned may amend these instructions, from time to time, effective upon actual receipt of the amendment by Chase. Chase shall not be responsible for the authority, or lack of authority, of any person giving such telephonic instructions to Chase pursuant to these provisions. By executing this Note, the undersigned agrees to be bound


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                                       5



to repay any Loan obtained hereunder as reflected on Chase's books and records and made in accordance with these authorizations, regardless of the actual receipt of the proceeds thereof.

         Records. The date, amount and maturity date of each Loan under this Note and each payment of principal, Loan(s) to which such principal is applied (which shall be at the discretion of Chase) and the outstanding principal balance of Loans, shall be recorded by Chase on its books and prior to any transfer of this Note (or, at the discretion of Chase at any other time) endorsed by Chase on the schedule attached or any continuation of the schedule. Any such endorsement shall be conclusive absent manifest error.

         Representations and Warranties. The undersigned represents and warrants upon the execution and delivery of this Note and upon each Loan request hereunder, that: (a) it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing; (b) it has the power to execute and deliver this Note and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance; (c) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its organizational documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or materially affecting it or any of its assets; (d) to the best of undersigned's knowledge, all governmental and other consents that are required to have been obtained by it with respect to this Note have been obtained and are in full force and effect and all conditions of any such consents have been complied with; (e) its obligations under this Note constitute its legal, valid and binding obligations, enforceable in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally; (f) all financial statements and related information furnished and to be furnished to Chase from time to time by the undersigned are true and complete and fairly present the financial or other information stated therein as at such dates or for the periods covered thereby;
(g) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the undersigned, threatened against or affecting the undersigned before any court, governmental agency or arbitrator, which involve forfeiture of any assets of the undersigned or which may materially adversely affect the financial condition, operations, properties or business of the undersigned or the ability of the undersigned to perform its obligation under this Note; (h) there has been no material adverse change in the financial condition of the undersigned since the last such financial statements or information; and (i) any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems, and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's systems interface) and the testing of all such systems and equipment, as so reprogrammed, was completed by January 1, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

         Financial Statements. Borrower shall furnish to Chase:

         (a) Within 90 days after and as at the close of each fiscal year, a consolidated (and consolidating) balance sheets of the undersigned's parent company, Healthworld Corporation and its consolidated Subsidiaries, and consolidated (and consolidating) statements of income, cash flows and changes in shareholders' equity of the undersigned's parent company, Healthworld Corporation and its consolidated Subsidiaries prepared in accordance with GAAP consistently applied, on an audit basis, prepared by an independent certified public accounting firm satisfactory to Chase, accompanied by a satisfactory report of such accountants which shall not contain any qualification of opinion or disclaimer.

         (b) Within 30 days after the end of each fiscal quarter a consolidated (and consolidating) balance sheet(s) of the undersigned's parent company, Healthworld Corporation and its consolidated Subsidiaries as at the end of each such quarter and related consolidated (and consolidating)

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                                       6



               statements of income, cash flow and changes in shareholders' equity of the undersigned's parent company, Healthworld Corporation and its consolidated Subsidiaries for the fiscal quarter and from the beginning of such Fiscal Year to the end of such fiscal quarter, together with comparisons to the previous year, if appropriate, and to budget projections, prepared in conformity with GAAP consistently applied, and certified by an appropriate financial officer of undersigned.

         (c) Such other books, records and reports as Chase may from time to time reasonably request, including an equipment listing; inventory listing, aging and locations; and accounts receivable aging; which information, together with the above financial reports, shall all be prepared in form and detail satisfactory to Chase.

         No Commitment. This Note does not create and shall not be deemed or construed to create any contractual commitment to lend by Chase.

         Annual Clean Up. For a period of thirty (30) consecutive days during the period from the date hereof through the Maturity Date, there shall be no Loans outstanding hereunder.

         Security. As collateral security for the payment of this Note and of any and all other obligations and liabilities of the undersigned to Chase, now existing or hereafter arising, the undersigned grants to Chase a security interest in and a lien upon and right of offset against all moneys, deposit balances, securities or other property or interest therein of the undersigned now or at any time hereafter held or received by or for or left in the possession or control of Chase or any of its affiliates, including subsidiaries, whether for safekeeping, custody, transmission, collection, pledge or for any other or different purpose.

         Default. IF any of the following events of default shall occur with respect to any of the undersigned (each an "Event of Default"):

         (a) the undersigned shall fail to pay the principal of, or interest on, this Note, or any other amount payable under this Note, as and when due and payable;

         (b) any representation or warranty made or deemed made by the undersigned in this Note or in any document granting security or support for (or otherwise executed in connection with) this Note or by any third party supporting or liable with respect to this Note (whether by guaranty, subordination, grant of security or any other credit support, a "Third Party") in any document evidencing the obligations of a Third Party (this Note and all of the foregoing documents and all agreements, instruments or other documents executed by the undersigned or a Third Party being the "Facility Documents") or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

         (c) the undersigned or any Third Party shall fail to perform or observe any term, covenant or agreement contained in any Facility Document on its part to be performed or observed, and such failure shall continue for 30 consecutive days;

         (d) the undersigned or any Third Party shall fail to pay when due any indebtedness (including but not limited to indebtedness for borrowed money) or if any such indebtedness shall become due and payable, or shall be capable of becoming due and payable at the option of any holder thereof, by acceleration of its maturity, or if there shall be any default by the undersigned or any Third Party under any agreement relating to such indebtedness;

         (e) the undersigned or any Third Party: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; (ii) shall make an assignment for the benefit of creditors; (iii) shall file a petition in bankruptcy or for any relief under any law of any jurisdiction relating to reorganization, arrangement, readjustment of debt, dissolution or liquidation; (iv) shall have any such petition filed against it and the same shall remain undismissed for a period of 30 days or shall consent or acquiesce thereto; or (v) shall have had a receiver, custodian or trustee appointed for all or a substantial part of its property;

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                                       7



         (f) if the undersigned or any Third Party is an individual, such individual shall die or be declared incompetent;

         (g) any Third Party Facility Document shall at any time and for any reason cease to be in full force and effect or shall be declared null and void, or its validity or enforceability shall be contested by the relevant Third Party or such Third Party shall deny it has any further liability or obligation under any Facility Document or shall fail to perform its obligations under any Facility Document;

         (h) any security agreement or other agreement (whether by the undersigned or any Third Party) granting a security interest, lien, mortgage or other encumbrance securing obligations under any Facility Document shall at any time and for any reason cease to create a valid and perfected first priority security interest, lien, mortgage or other encumbrance in or on the property purported to be subject to such agreement or shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of any such agreement shall be contested by any party to such agreement, or such party shall deny it has any further liability or obligation under such agreement or any such party shall fail to perform any of its obligations under such agreement;

         (i) the undersigned shall make or permit to be made any material change in the character, management or direction of the undersigned's business or operations (including, but not limited to, a change in its executive management or in the ownership of its capital stock which effects a change in the control of any such business or operations), which is not satisfactory to Chase;

         (j) the undersigned or any Third Party shall suffer a material adverse change in its business, financial condition, properties or prospects;

         (k) any action, suit, proceeding or investigation against or affecting the undersigned or a Third Party before any court or governmental agency which involves forfeiture of any assets of the undersigned or a Third Party shall have been commenced; or

         (l) one or more judgments, decrees or orders for the payment of money in excess of $50,000 in the aggregate shall be rendered against the undersigned and shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal.

THEN, in any such case, if Chase shall elect by notice to the undersigned, the unpaid principal amount of this Note, together with accrued interest, shall become forthwith due and payable; provided that in the case of an event of default under (e) above, the unpaid principal amount of this Note, together with accrued interest, shall immediately become due and payable without any notice or other action by Chase.

         Certain Waivers. The undersigned waive(s) presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

         Costs. The undersigned agree(s) to reimburse Chase on demand for all costs, expenses and charges (including, without limitation, fees and charges of external legal counsel for Chase and costs allocated by its internal legal department) in connection with the preparation, interpretation, performance or enforcement of this Note and the Facility Documents.

         Notices. All notices, requests, demands or other communications to or upon the undersigned or Chase shall be in writing and shall be deemed to be delivered upon receipt if delivered by hand or overnight courier or five days after mailing to the address (a) of the undersigned as set forth next to the undersigned's execution of this Note, (b) of Chase as first set forth above, or
(c) of the undersigned or Chase at such other address as the undersigned or Chase shall specify to the other in writing.

         Assignment. This Note shall be binding upon the undersigned and its or their successors and shall inure to the benefit of Chase and its successors and assigns.

         Amendment and Waiver. This Note may be amended only by a writing signed on behalf of each party and shall be effective only to the extent set forth in that writing. No delay by Chase in exercising any power or right hereunder shall operate as a waiver thereof or of any other power or right; nor shall any single or partial exercise of any power or right preclude other or future exercise thereof, or the exercise of any other power or right hereunder.

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                                       8



         Governing Law; Jurisdiction. This Note shall be governed by and construed in accordance with the laws of the State of New York. The undersigned consent(s) to the nonexclusive jurisdiction and venue of the state or federal courts located in such state. In the event of a dispute hereunder, suit may be brought against the undersigned in such courts or in any jurisdiction where the undersigned or any of its assets may be located. Service of process by Chase in connection with any dispute shall be binding on the undersigned if sent to the undersigned by registered mail at the address(es) specified below or to such further address(es) as the undersigned may specify to Chase in writing.

         Maximum Interest. Notwithstanding any other provision of this Note, the undersigned shall not be required to pay any amount pursuant to this Note which is in excess of the maximum amount permitted to be charged by national banks under applicable law and any such excess interest paid shall be refunded to the undersigned or applied to principal owing hereunder.

         Borrower Waivers. THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE(S) (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS NOTE OR ANY FACILITY DOCUMENT, AND AGREES THAT ANY SUCH DISPUTE SHALL, AT CHASE'S OPTION, BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         IN ADDITION, THE UNDERSIGNED WAIVES THE RIGHT TO INTERPOSE ANY DEFENSE BASED UPON ANY STATUTE OF LIMITATIONS OR ANY CLAIM OF DELAY BY CHASE AND ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION.


                                       Chase Account No. to be charged for
                                       Disbursements and Payments: _____________


Address for notices:                   GIRGENTI, HUGHES, BUTLER & MCDOWELL, INC.


100 Avenue of the Americas             By:      /s/ Stuart Diamond
New York, N.Y. 10013                       ------------------------------
                                       Print Name   STUART DIAMOND
                                                  -----------------------
                                       Title:
                                             ----------------------------
Telecopier No.: ___________________